SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9, 2006

DSE FISHMAN, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-49993	56-2284320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2219 Gulf Drive

Bradenton Beach, Florida 34217

(Address of Principal Executive Offices)

941-779-2243

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1          REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01               Entry into a Material Definitive Agreement

Set forth below is a brief description of the material provisions of the Agreement and Plan of Merger entered into by the parties described below (the “Great American Merger”). For a complete recitation of all provisions of the Agreement and Plan of Merger for the Great American Merger, please see the entire text of the Agreement and Plan of Merger attached hereto.

On May 9, 2006, GACC Acquisition Corp. (“GACC Merger Sub”), a California corporation and newly formed wholly-owned subsidiary of DSE Fishman, Inc. (the “Company” or “Registrant”) entered into, executed, and consummated an Agreement and Plan of Merger (the “Merger Agreement”) with Great American Coffee Company, Inc., a California corporation (“Great American”) in which, among other things:

(a)           Great American acquired and assumed all of the assets, business, obligations, and liabilities of GACC Merger Sub, as provided for and qualified herein;

(b)           Each issued and outstanding share of common stock of Great American was converted into shares of common stock of the Company in accordance with the provisions of the Merger Agreement;

(c)           Each issued and outstanding share of common stock of GACC Merger Sub was converted into shares of common stock of Great American in accordance with the provisions of the Merger Agreement;

(d)           GACC Merger Sub disappeared and ceased to be an active corporation; and

(e)           Great American became a direct, wholly-owned subsidiary of the Company.

Basic Transaction. On and subject to the terms and conditions of the Merger Agreement, and pursuant to California Law, GACC Merger Sub was merged with and into Great American. Immediately following the Great American Merger, the corporate existence of GACC Merger Sub ceased and Great American continued as the surviving corporation (Great American is therefore sometimes referred to herein as the Surviving Corporation). Surviving Corporation succeeded to and assumed all of the rights and obligations of GACC Merger Sub in accordance with California Law.

Effects of the Great American Merger.

1.             General. The Great American Merger became legally effective at the time Great American and GACC Merger Sub filed a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of California and other closing conditions were satisfied. The effective date of the Great American Merger is deemed to be May 9, 2006, which is referred to as the “Great American Effective Date” under the Merger Agreement.

2.             Certificate of Incorporation. The Certificate of Incorporation of Great American in effect at and as of the Great American Effective Date remains the Certificate of Incorporation of Surviving Corporation after the Great American Effective Date without any further modification or amendment (the “Great American Certificate”).

3.             Bylaws. The Bylaws of Great American in effect at and as of the Great American Effective Date remain the Bylaws of the Surviving Corporation without any further modification or amendment (the “Bylaws”).

4.             Directors and Officers of Great American. Each and every one of the directors and officers of Great American in office at and as of the Great American Effective Date retain their respective positions as of an on the Great American Effective Date, and they shall serve until their respective successors are duly elected or appointed and qualified.

5.             Directors and Officers of the Company. In accordance with the Merger Agreement:

(a)           Immediately prior to the Great American Effective Date the directors of the Company have taken all necessary action to remove all officers of the Company and designate and appoint the individuals noted in Exhibits to the Merger Agreement to assume the respective officer positions as of and at the Great American Effective Date.

(b)           Immediately prior to the Great American Effective Date the directors of the Company have taken all necessary action to: (1) appoint as directors those individuals listed in the Merger Agreement; and, (2) accept resignations from all other directors of the Great American, with said resignations and appointments to be effective as provided by federal law following the filing of the appropriate forms with the Securities and Exchange Commission and taking such actions as required thereof.

(c)           The new directors and officers of the Company shall retain their respective positions until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

6.             Conversion of GACC Merger Sub Stock. Subject to the terms and conditions of the Merger Agreement, at the Great American Effective Date, by virtue of the Great American Merger and without any further action on the part of the Parties, each share of GACC Merger Sub Stock issued and outstanding immediately prior to the Great American Effective Date was converted into and became one (1) validly issued, fully paid, and non-assessable share of Great American Common Stock.

7.             Conversion of Great American Common Stock. Upon the terms and subject to the conditions of the Merger Agreement, at the Great American Effective Date, by virtue of the Great American Merger and without any action on the part of GACC Merger Sub, Great American, or the holders of any of the following securities, the following occurred:

(a)           Conversion of Shares. Each share of Great American Common Stock issued and outstanding immediately prior to the Great American Effective Date (other than any shares of Great American Common Stock to be canceled pursuant to the Merger Agreement), and any Dissenting Shares were canceled and extinguished and automatically converted into the right to receive, upon surrender of the certificate(s) representing such Great American Common Stock in the manner provided in the Merger Agreement one (1) duly authorized, validly issued, fully paid, and non-assessable share of the Company Common Stock. All such shares of Great American Common Stock are no longer outstanding and are cancelled and retired and have ceased to exist.

(b)           Cancellation of Treasury and the Company-Owned Shares. All Great American Common Stock held by Great American or owned by GACC Merger Sub, the Company, or any direct or indirect wholly-owned subsidiary of Great American or of the Company immediately prior to the Great American Effective Date were canceled and extinguished without any conversion thereof.

(c)           Fractional Shares. No fraction of a share of the Company Common Stock was issued by virtue of the Great American Merger, but in lieu thereof each holder of shares of Great American Common Stock who would otherwise be entitled to a fraction of a share of the Company Common Stock (after aggregating all fractional shares of the Company Common Stock that otherwise would be received by such holder) received a total number of the Company Common Stock rounded down to the closest whole number.

8.             Stock Options; Employee Stock Purchase Plans. At the Great American Effective Date, by virtue of the Great American Merger and without any action on the part of any holder of outstanding options to purchase Great American Common Stock (the “Great American Stock Options”), each Great American Stock Option, whether vested or unvested, and all stock option plans or other equity-related plans or agreements, including but not limited to warrants and convertible notes of Great American (the “Great American Stock Plans”), insofar as they relate to Great American Stock Options, were assumed by the Company and the Great American Stock Options became an option to acquire shares of the Company Common Stock, on the same terms and conditions as were applicable under the Great American Stock Option immediately prior to the Great American Effective Date, except that: (a) such assumed Great American Stock Option shall be exercisable for that number of whole shares of the Company Common Stock equal to the product (rounded down to the nearest whole number of shares of the Company Common Stock) obtained by multiplying the number of shares of Great American Common Stock issuable upon the exercise of such Great American Stock Option immediately prior to the Effective Time by the conversion ratio referenced in the Merger Agreement; and, (b) the per share exercise price for the shares of the Company Common Stock issuable upon exercise of such assumed Great American Stock Options shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of the Great American Common Stock for which the Great American Stock Option was exercisable immediately prior to the Effective Time by the conversion ratio referenced in the Merger Agreement.

9.             The Company Shares. Each share of the Company Common Stock issued and outstanding at and as of the Great American Effective Date remains issued and outstanding.

10.           Tax-Free Reorganization. The Parties designed the Great American Merger so as to be treated as a tax free plan of reorganization under Section 368(a) of the Code.

Description of Great American.

Great American was organized as a California corporation on April 4, 2005. It currently conducts no business, although it is in active negotiations to acquire or otherwise merge with an active business.

Other Information

1.             Further Financial and Business Information Regarding Great American. The Company shall provide further information regarding Great American and the business activities and financial results for Great American in a further filing within 60 days of this filing.

2.             Sale and Cancellation of Certain Shares Related to the Merger. In relation to the Great American Merger, certain of the existing shareholders, holding a majority of the issued and outstanding shares of the Company, have agreed pending completion of certain conditions and satisfaction of certain contingencies contained in an escrow arrangements to sell or cancel their shares. Information regarding this transaction will be provided following completion of these escrows and satisfaction of all contingencies.

SECTION 9          FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01               Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.:	Exhibit Description:

10.1	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSE FISHMAN, INC.

/s/ Thomas Hemingway
Thomas Hemingway, Chairman

Date:       May 15, 2006